Exhibit 99.4

UNAUDITED PRO FORMA
COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed consolidated financial information combines the historical consolidated financial position and results of operations of Synovus and its subsidiaries and FCB and its subsidiaries, as an acquisition by Synovus of FCB using the acquisition method of accounting and giving effect to the related pro forma adjustments described in the accompanying notes. Under the acquisition method of accounting, the assets and liabilities of FCB will be recorded by Synovus at their respective fair values as of the date the merger is completed. The unaudited pro forma combined financial information should be read in conjunction with Synovus’ Quarterly Report on Form 10-Q for the period ended September 30, 2018, and Annual Report on Form 10-K for the year ended December 31, 2017, which are incorporated in this joint proxy statement/prospectus by reference, and FCB’s Quarterly Report on Form 10-Q for the period ended September 30, 2018, and Annual Report on Form 10-K for the year ended December 31, 2017, which are incorporated in this joint proxy statement/prospectus by reference.

The merger was announced on July 23, 2018, and provides that each outstanding share of FCB Class A common stock held immediately prior to the effective time of the merger, except for specified shares of FCB Class A common stock owned by FCB or Synovus (which will be cancelled), will be automatically converted into the right to receive the merger consideration. The merger and the upstream merger are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. Therefore, except with respect to cash received instead of a fractional share of Synovus common stock, no gain or loss will be recognized by U.S. holders of FCB Class A common stock on the exchange of FCB Class A common stock for Synovus common stock in connection with the merger.

The unaudited pro forma combined condensed balance sheet gives effect to the merger as if the transaction had occurred on September 30, 2018. The unaudited pro forma combined condensed income statements for the nine months ended September 30, 2018, and the year ended December 31, 2017, give effect to the merger as if the transaction had become effective on January 1, 2017.

The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of each period presented, nor the impact of possible business model changes. The unaudited pro forma combined condensed consolidated financial information also does not consider any potential effects of changes in market conditions on revenues, expense efficiencies, asset dispositions, extinguishment of liabilities and share repurchases, among other factors.

SYNOVUS AND SUBSIDIARIES UNAUDITED PRO FORMA COMBINED CONDENSED
CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2018

in thousands, except per share data	Synovus As Reported	FCB As Reported	Pro Forma Adjustments	Ref	Pro Forma Combined Synovus
ASSETS
Cash and cash equivalents	$1,011,933	$200,509	$(50,000)	A	$1,162,442
Investment securities available for sale	3,883,574	2,275,703	—		6,159,277
Loans and leases held for sale	37,288	980	—		38,268
Loans, net of unearned income	25,577,116	9,316,808	(167,000)	B	34,726,924
Less: Allowance for loan losses	(251,450)	(53,148)	53,148	C	(251,450)
Net loans	25,325,666	9,263,660	(113,852)		34,475,474
Bank-owned life insurance	551,061	215,421	—		766,482
Premises and equipment, net	431,012	42,645	—		473,657
Goodwill	57,315	139,529	209,051	D	405,895
Other intangible assets	10,166	7,213	104,787	E	122,166
Other real estate owned	8,542	10,534	—		19,076
Other assets	758,563	277,162	5,000	F	1,040,725
Total assets	$32,075,120	$12,433,356	$154,986		$44,663,462
LIABILITIES AND STOCKHOLDERS’ EQUITY
Savings and money market deposit accounts	$9,102,263	$2,607,093	$—		$11,709,356
Interest-bearing demand deposits	4,744,841	1,618,085	—		6,362,926
Noninterest-bearing deposits	7,628,736	1,577,741	—		9,206,477
Certificates of deposit	4,957,818	4,353,196	33,000	G	9,344,014
Total deposits	26,433,658	10,156,115	33,000		36,622,773
Federal funds purchased and securities sold under repurchase agreements	191,145	75,558	—		266,703
Other short-term borrowings	478,540	150,000	—		628,540
Long-term debt	1,656,909	600,000	(11,000)	H	2,245,909
Other liabilities	274,795	74,197	—		348,992
Total liabilities	29,035,047	11,055,870	22,000		40,112,917
Preferred stock	195,138	—	—		195,138
Common stock	143,093	50	49,517	I	192,660
Additional paid-in capital	3,049,233	1,040,358	470,547	J	4,560,138
Retained earnings	770,807	439,233	(489,233)	K	720,807
Accumulated other comprehensive income/(loss)	(143,720)	(24,782)	24,782	L	(143,720)
Treasury Stock	(974,478)	(77,373)	77,373	L	(974,478)
Stockholders’ equity	3,040,073	1,377,486	132,986		4,550,545
Total liabilities and stockholders’ equity	$32,075,120	$12,433,356	$154,986		$44,663,462
Common shares outstanding	116,714	46,809	2,574	M	166,097
Book value per common share	$24.38	$29.43			$26.22

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

SYNOVUS AND SUBSIDIARIES UNAUDITED PRO FORMA COMBINED CONDENSED
CONSOLIDATED INCOME STATEMENT FOR THE
 NINE MONTHS ENDED SEPTEMBER 30, 2018

in thousands, except per share data	Synovus As Reported	FCB As Reported	Pro Forma Adjustments	Ref	Pro Forma Combined Synovus
Interest income	$986,911	$360,126	$24,053	N	$1,371,090
Interest expense	136,431	94,486	2,957	O	233,874
Net interest income	850,480	265,640	21,096		1,137,216
Provision for loan losses	39,548	5,801	—		45,349
Net interest income after provision for loan losses	810,932	259,839	21,096		1,091,867
Non-interest income	212,101	23,941	—		236,042
Non-interest expense	619,531	122,415	13,077	P	755,023
Income before income taxes	403,502	161,365	8,019		572,886
Income taxes	80,095	35,052	2,069	Q	117,216
Net income	$323,407	$126,313	$5,950		$455,670
Preferred stock dividends and redemption charge	14,848	—	—		14,848
Net income available to common shareholders	$308,559	$126,313	$5,950		$440,822
Net income per common share, basic	$2.61	$2.73	—		$2.64
Net income per common share, diluted	2.60	2.61	—		2.60
Weighted average common shares outstanding, basic	118,096	46,213	2,542	R	166,851
Weighted average common shares outstanding, diluted	118,847	48,473	2,666	R	169,986

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

SYNOVUS AND SUBSIDIARIES UNAUDITED PRO FORMA COMBINED CONDENSED
CONSOLIDATED INCOME STATEMENT FOR THE YEAR ENDED DECEMBER 31, 2017

in thousands, except per share data	Synovus As Reported	FCB As Reported	Pro Forma Adjustments	Ref	Pro Forma Combined Synovus
Interest income	$1,162,497	$374,101	$22,963	N	$1,559,561
Interest expense	139,188	78,649	(28,487)	O	189,350
Net interest income	1,023,309	295,452	51,450		1,370,211
Provision for loan losses	67,185	9,415	—		76,600
Net interest income after provision for loan losses	956,124	286,037	51,450		1,293,611
Non-interest income	345,327	35,016	—		380,343
Non-interest expense	821,313	141,694	20,033	P	983,040
Income before income taxes	480,138	179,359	31,417		690,914
Income taxes	204,664	54,165	12,221	Q	271,050
Net income	$275,474	$125,194	$19,196		$419,864
Dividends on preferred stock	10,238	—	—		10,238
Net income available to common shareholders	$265,236	$125,194	$19,196		$409,626
Net income per common share, basic	$2.19	$2.92	—		$2.46
Net income per common share, diluted	2.17	2.71	—		2.40
Weighted average common shares outstanding, basic	121,162	42,887	2,359	R	166,408
Weighted average common shares outstanding, diluted	122,012	46,121	2,537	R	170,670

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

Note 1—Basis of Presentation

The unaudited pro forma combined condensed consolidated financial information and explanatory notes have been prepared to illustrate the effects of the merger involving Synovus and FCB under the acquisition method of accounting with Synovus treated as the acquirer. The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of each period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined entities. Under the acquisition method of accounting, the assets and liabilities of FCB, as of the effective date of the merger, will be recorded by Synovus at their respective fair values and the excess of the merger consideration over the fair value of FCB’s net assets will be allocated to goodwill.

The merger, which closed on January 1, 2019, provides for FCB Class A common stockholders to receive 1.055 shares of Synovus common stock for each share of FCB Class A common stock they hold immediately prior to the merger (except for specified shares of FCB Class A common stock owned by FCB or Synovus, which will be cancelled). Based on the average closing sale price of Synovus common stock on the NYSE, for the five full trading days before public announcement of the merger, the value of the per share merger consideration payable to holders of FCB Class A common stock would be $31.47.

Note 2—Preliminary Purchase Price Allocation

The pro forma adjustments include the estimated accounting entries to record the merger transaction under the acquisition method of accounting for business combinations. The excess of the purchase price over the fair value of net assets acquired, net of deferred taxes, is allocated to goodwill. Estimated fair value adjustments included in the pro forma financial statements are based upon available information and certain assumptions considered reasonable, and may be revised as additional information becomes available.

A core deposit intangible asset of $112.0 million is included in the pro forma adjustments separate from goodwill and amortized using the sum-of-the-years-digits method over ten years. When the actual amortization is recorded for periods following the merger closing, the straight line or sum-of-the-years-digits method will be used. Goodwill totaling $348.6 million is included in the pro forma adjustments and is not subject to amortization.

The purchase price allocation is as follows:

in thousands, except per share amounts
Pro Forma Purchase Price
FCB shares outstanding at December 31, 2018(1)	46,983
Exchange ratio	1.055
Total Synovus common shares issued	49,567
Synovus’ average closing share price for the five full trading days before closing date	$31.47
Total equity portion of purchase price	$1,559,873
Cash portion of purchase price (includes CPUs)	$599
Total consideration to be paid	$1,560,472
FCB Net Assets at Fair Value
Assets acquired:
Cash and cash equivalents	$200,509
Investment securities available for sale	2,275,703
Loans, net of unearned income	9,149,808
Other intangible assets	112,000
Other assets	551,742
Total assets acquired	12,289,762
Liabilities assumed:
Deposits	10,189,115
Federal funds purchased and securities sold under repurchase agreements	75,558
Other short-term borrowings	150,000
Long-term debt	589,000
Other liabilities	74,197
Total liabilities assumed	11,077,870
Net assets acquired	1,211,892
Preliminary pro forma goodwill	$348,580
(1)	Includes FCB restricted stock awards, FCB PSU awards and Vested FCB RSU awards.

Note 3—Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed financial information. All taxable adjustments were calculated using a 25.8% tax rate to arrive at deferred tax asset or liability adjustments as of September 30, 2018. All adjustments are based on current assumptions and valuations, which are subject to change.

A.	Adjustment to cash to reflect contractually obligated after-tax merger costs of $50.0 million.
B.	Adjustment to loans, net of unearned income of $167.0 million to reflect estimated fair value adjustments to acquired loans of $103.0 million for credit deterioration and $64.0 million for current interest rates and liquidity.
C.	Elimination of FCB’s existing allowance for loan losses. Purchased loans in a business combination are recorded at estimated fair value on the purchase date and the carryover of the related allowance for loan losses is prohibited.
D.	Adjustments to goodwill to eliminate FCB goodwill of $139.5 million at merger date and record estimated goodwill associated with the merger of $348.6 million.
E.	Adjustments to other intangible assets to eliminate FCB other intangible assets of $7.2 million and record estimated core deposit intangible asset of $112.0 million.
F.	A net deferred tax asset of approximately $5 million was recorded for the effects of the acquisition accounting adjustments.

G.	Adjustment to deposits to reflect estimated fair value of acquired time deposits.
H.	Adjustment to long-term debt to reflect estimated fair value of acquired Federal Home Loan Bank (“FHLB”) debt.
I.	Adjustments to common shares to eliminate FCB Class A common stock of $0.05 million par value and record the issuance of Synovus common stock to FCB Class A stockholders of $49.6 million par value.
J.	Adjustments to capital surplus to eliminate FCB capital surplus of $1.04 billion and record the issuance of Synovus common stock in excess of par value to FCB Class A stockholders of $1.51 billion.
K.	Adjustment to retained earnings to reflect contractually obligated after-tax merger costs of $50.0 million and eliminate FCB retained earnings balance of $439.2 million.
L.	Adjustments to eliminate remaining equity balances.
M.	Adjustment to Synovus’ common stock outstanding to eliminate FCB Class A common stock outstanding and record Synovus common stock outstanding, calculated using the exchange ratio of 1.055 per share.
N.	Net adjustments to interest income of $24.1 million for the nine months ended September 30, 2018 and $23.0 million for the year ended December 31, 2017 to eliminate FCB’s accretion of discounts on previously acquired loans and record estimated accretion of discounts on acquired loans of FCB. An estimated average life of four years was used to reflect the accretion of loan discounts.
O.	Net adjustments to interest expense of $3.0 million for the nine months ended September 30, 2018 and $(28.5) million for the year ended December 31, 2017 to eliminate FCB’s amortization of premiums on time deposits and amortization of premiums on FHLB borrowings and record estimated amortization of premium on acquired deposits of FCB and to record estimated accretion of discounts on acquired FHLB borrowings of FCB. An estimated average life of one year was used to reflect the amortization of deposit premiums from the interest rate fair value adjustment.
P.	Net adjustments to non-interest expense of $13.1 million for the nine months ended September 30, 2018 and $20.0 million for the year ended December 31, 2017 to eliminate FCB’s amortization expense on other intangible assets and record estimated amortization of acquired other intangible assets.
Q.	Adjustment to income tax expense to record the income tax effect of pro forma adjustments at an estimated statutory tax rate of 25.8% for the nine months ended September 30, 2018 and 38.9% for the year ended December 31, 2017.
R.	Adjustments to weighted-average Synovus common stock outstanding to eliminate the weighted-average FCB Class A common stock outstanding and record Synovus common stock outstanding, calculated using the exchange ratio of 1.055 per share for all shares and outstanding equity awards.

Note 4—Estimated Cost Savings and Merger Integration Costs

Synovus expects to realize approximately $40 million, or 26% of FCB’s current non-interest expense in annual pre-tax cost savings following the merger. Estimated cost savings is expected to be fully realized in fiscal year 2020 and is excluded from this pro forma analysis.

Merger- and integration-related costs are not included in the pro forma combined statements of income since they will be recorded in the combined results of income as they are incurred prior to, or after completion of, the merger and are not indicative of what the historical results of the combined company would have been had the companies been actually combined during the periods presented. Merger- and integration-related costs are estimated to be approximately $105 million pre-tax.